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                                                                 Exhibit 10.33

                      AMENDMENT NO. 5 (THE "AMENDMENT") TO
                          EMPLOYMENT AGREEMENT BETWEEN
      THE UNIVISION NETWORK LIMITED PARTNERSHIP ("UNLP") AND RAY RODRIGUEZ,
               (AS PREVIOUSLY AMENDED, THE "EMPLOYMENT AGREEMENT")

                                 January 1, 2000

         To:      Ray Rodriguez
                  c/o UNLP

Dear Ray:

         Your Employment Agreement will expire on December 31, 2001 (the "Term"). UNLP desires to extend the Term for an additional one-year period. You and we hereby agree to amend the Employment Agreement as follows:

         1. TERM. The Term is hereby extended for an additional one-year period. The Employment Agreement shall expire on December 31, 2002, unless earlier terminated in accordance with the terms set forth in the Employment Agreement.

         2. SALARY. Your annual Base Salary rate shall be Eight Hundred Thousand Dollars ($800,000) for calendar year 2002.

         3. COMPETITIVE ACTIVITIES. The terms "competing with the business of the Company or any of its affiliates" and "activity competitive with or adverse to Company's Spanish language broadcasting and cable business" as set forth in the Standard Terms and Conditions of the Employment Agreement include, without limitation, the following: any and all forms of media, communication and entertainment, including, without limitation, television, radio, the Internet (including e-services and e-commerce), music, movies, theater, print and visual/audio entertainment via all methods of delivery whether now known or hereafter invented, contemplated or devised.

         4. OTHER. Except as provided in this Amendment, all other terms and conditions set forth in the Employment Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the Employment Agreement, as amended hereby.

         5. EFFECTIVE DATE OF AMENDMENT. Upon its execution by you and UNLP, this Amendment shall become effective as of the date first written above.

         6. EXCLUSIVITY. During the Term, Employee shall not directly or indirectly enter into any discussions or negotiations with anyone other than Employer for the performance of services by Employee after the expiration of the Term. Employee will negotiate in good faith exclusively with Employer if Employer elects to seek an extension or renewal of Employee's Employment Agreement prior to the expiration of the Term.

         Please indicate your agreement to this Amendment to the Employment Agreement by signing in the space provided below.

                                     THE UNIVISION NETWORK
                                     LIMITED PARTNERSHIP


                                     By: /s/ George W. Blank
                                         ------------------------------------
                                             George W. Blank
                                             Chief Financial Officer


I have read the preceding Amendment and agree to its terms and conditions:


/s/ Ray Rodriguez
------------------------
Ray Rodriguez